Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2016 RESULTS
Oak Brook, IL – February 14, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2016.
FINANCIAL RESULTS
For the quarter ended December 31, 2016, the Company reported:

▪	Net income attributable to common shareholders of $15.9 million, or $0.07 per share, compared to $0.6 million, or $0.00 per share, for the same period in 2015;

▪	Funds from operations (FFO) attributable to common shareholders of $52.9 million, or $0.22 per share, compared to $59.5 million, or $0.25 per share, for the same period in 2015; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $59.9 million, or $0.25 per share, compared to $62.6 million, or $0.26 per share, for the same period in 2015.
For the year ended December 31, 2016, the Company reported:

▪	Net income attributable to common shareholders of $157.4 million, or $0.66 per share, compared to $115.6 million, or $0.49 per share, for 2015;

▪	FFO attributable to common shareholders of $268.0 million, or $1.13 per share, compared to $227.9 million, or $0.96 per share, for 2015; and

▪	Operating FFO attributable to common shareholders of $257.2 million, or $1.09 per share, compared to $251.3 million, or $1.06 per share, for 2015.
OPERATING RESULTS
For the quarter ended December 31, 2016, the Company’s portfolio results were as follows:

▪	1.9% increase in same store net operating income (NOI) over the comparable period in 2015;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.7% at December 31, 2016, up 30 basis points from 95.4% at September 30, 2016 and up 10 basis points from 95.6% at December 31, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.0% at December 31, 2016, up 50 basis points from 94.5% at September 30, 2016 and up 10 basis points from 94.9% at December 31, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $17.11 at December 31, 2016, up 5.2% from $16.27 ABR per occupied square foot at December 31, 2015;

▪	502,000 square feet of retail leasing transactions comprised of 136 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 27.4% on new leases and 4.5% on renewal leases for a blended spread of 6.8%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2016, the Company’s portfolio results were as follows:

▪	3.5% increase in same store NOI over the comparable period in 2015;
3,332,000 square feet of retail leasing transactions comprised of 540 new and renewal leases; and

▪
Positive comparable cash blended leasing spreads of 7.5%, consisting of 6.6% on renewal leases and 13.8% on new leases. Excluding the impact from eight Rite Aid leases within the Company’s single-user retail portfolio that were extended to effectuate the planned 2016 disposition of these assets, all of which were sold during the second and third quarters, comparable cash blended leasing spreads were 7.8%.

“Our tremendous team here at RPAI delivered strong results in 2016,” stated Steve Grimes, president and chief executive officer. “With same store NOI growth of 3.5%, nearly $1.0 billion in portfolio transaction volume, a compelling Investor Day, and recently the defeasance of the IW JV portfolio of mortgages payable, 2016 by all measures was an outperformance year and our foundation is healthier than ever going into 2017.”
INVESTMENT ACTIVITY
Acquisitions
In 2016, the Company completed $408.3 million of acquisitions, primarily on an unencumbered basis, with a weighted average ABR per occupied square foot of $22.20. These acquisitions included seven high quality, multi-tenant retail assets, the fee interest in an existing multi-tenant retail property and the anchor space improvements, which were previously subject to a ground lease with the Company, at an existing multi-tenant retail property. The acquisitions are located in the Chicago, New York, Dallas and Seattle Metropolitan Statistical Areas (MSA) and the greater Washington, D.C. area, expanding the Company’s multi-tenant retail footprint in its target markets by 1.0 million square feet. These properties possess strong demographic profiles, with weighted average household income of $109,000 and weighted average population of 84,000 within a three-mile radius.
During the quarter, the Company closed on the first phase of the previously announced acquisition of One Loudoun Downtown, located in the Washington, D.C. MSA, for a gross purchase price of $125.0 million. The Company remains under contract for the remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $35.5 million. These transactions are expected to close throughout the first three quarters of 2017 as the seller completes construction on stand-alone buildings at the property.
Subsequent to year end, the Company completed the previously announced acquisition of Main Street Promenade, located in the heart of Downtown Naperville, Illinois in the Chicago MSA, for a gross purchase price of $88.0 million. Main Street Promenade is a 182,000 square foot mixed-use project that includes approximately 103,000 square feet of retail and approximately 79,000 square feet of office, as well as an adjacent vacant parcel identified for future redevelopment that is entitled for up to 80,000 square feet of mixed-use space. Downtown Naperville is located just 30 miles from Chicago and is the destination of choice for shopping, dining and relaxation with over 100 national and boutique stores, 40 national and local restaurants and 300 businesses, epitomizing the work, shop, play lifestyle. The property is currently 93.1% occupied and is located within a “super-zip”, one of the most affluent and well-educated zip codes in the country, and boasts average household income of $130,000 and population of 215,000 within a five-mile radius.

Dispositions
In 2016, the Company completed $543.0 million of dispositions, which included the sales of 10 non-target multi-tenant retail assets for $386.6 million, 35 single-user retail assets for $151.5 million, one single-user outparcel for $2.6 million and one development property, which was not under active development, for $2.3 million.
During the quarter, the Company completed $149.7 million of dispositions, which included the sales of 14 single-user retail assets for $54.8 million, three non-target multi-tenant retail assets for $92.6 million and one development property, which was not under active development, for $2.3 million.
Subsequent to year end, the Company disposed of a single-user retail asset for $0.5 million. Additionally, the Company is under contract to sell $166.9 million of dispositions, including seven non-target multi-tenant retail assets for $158.9 million and two single-user retail assets for $8.0 million. These transactions are expected to close in the first quarter of 2017, subject to satisfaction of customary closing conditions.
SCHAUMBURG TOWERS
On January 19, 2017, the Company announced that the office property formerly known as Zurich Towers has been renamed Schaumburg Towers. Additionally, the Company signed two new leases with Great American Insurance Group and Swiss Re for approximately 78,000 square feet. Schaumburg Towers is an office building with twin 20-story towers totaling approximately 895,000 square feet. The property is located in Schaumburg, Illinois and situated adjacent to Woodfield Mall, a Class A shopping mall easily accessible from two major highways. To date, the Company has re-leased approximately 397,000 square feet of the available 895,000 square feet.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2016, the Company had approximately $2.0 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.0x. Consolidated indebtedness had a weighted average contractual interest rate of 4.44% and a weighted average maturity of 5.3 years.
During 2016, the Company executed on numerous significant capital markets initiatives, including the following:

▪
In January 2016, closed on a $1.2 billion amended and restated unsecured credit facility, which increased total capacity by $200.0 million, extended the weighted average term by 2.2 years and lowered the weighted average interest rate by 13 basis points;

▪
In September 2016, entered into an agreement to issue $200.0 million of senior unsecured notes, consisting of $100.0 million of 10-year 4.08% senior unsecured notes (Notes Due 2026) and $100.0 million of 12-year 4.24% senior unsecured notes (Notes Due 2028), resulting in a weighted average fixed interest rate of 4.16%. The issuance of the Notes Due 2026 occurred on September 30, 2016 and the issuance of the Notes Due 2028 occurred on December 28, 2016;

▪
In November 2016, entered into an agreement for a seven-year $200.0 million senior unsecured term loan (Term Loan Due 2023) with an interest rate of London Interbank Offered Rate (LIBOR) plus a credit spread of between 1.70% and 2.55%, based on the Company’s leverage ratio. In January 2017, the Company drew the full balance of the Term Loan Due 2023. In addition, in January 2017, the Company entered into two interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 1.2628% plus a credit spread through November 22, 2018;

▪	Throughout 2016, repaid or extinguished $321.5 million of mortgage debt without prepayment penalties, excluding amortization, with a weighted average interest rate of

5.47%, of which $191.8 million was repaid during the fourth quarter with a weighted average interest rate of 5.14%;

▪	During the fourth quarter, defeased or incurred prepayment penalties related to the extinguishment of $36.4 million of mortgage debt with a weighted average interest rate of 5.55%; and

▪	During the fourth quarter, repurchased 591,488 shares of common stock under the Company’s stock repurchase program at an average price per share of $14.93 for a total of approximately $8.8 million.
Subsequent to year end, the Company defeased the $379.4 million IW JV cross-collateralized portfolio of mortgages payable that were scheduled to mature in 2019 and had an interest rate of 7.50%. In connection with this transaction, the Company incurred approximately $60.2 million in defeasance costs. The fair value of these mortgages was approximately $45.1 million higher than the outstanding principal balance as of December 31, 2016.
2017 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $1.15 to $1.20 per share in 2017. The Company expects to generate Operating FFO of $1.00 to $1.05 per share in 2017, based, in part, on the following assumptions:

▪	Generate same store NOI growth of 2.0% to 3.0%;

▪	Acquire approximately $375 to $475 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $800 to $900 million of assets, including the sale of Schaumburg Towers; and

▪	Incur approximately $42 to $44 million of general and administrative expenses.
The following table reconciles the Company’s reported 2016 Operating FFO to the Company’s 2017 Operating FFO guidance range.

	Low	High
2016 Operating FFO per common share outstanding	$1.09	$1.09

2016 net retail investment activity	(0.04)	(0.04)
2017 net retail investment activity(1)	(0.12)	(0.08)
Schaumburg Towers (expected sale in the fourth quarter of 2017)	(0.07)	(0.07)
Subtotal	0.86	0.90

Same store NOI growth	0.025	0.035
Interest expense(1)	0.14	0.13
General and administrative expenses	0.00	0.01
Redevelopment assets(2)	(0.01)	(0.01)
Non-cash items(3)	(0.01)	(0.01)
Lease termination fee income(4)	(0.005)	(0.005)
2017 estimated Operating FFO per common share outstanding	$1.00	$1.05

(1)	Reflects the relative timing of acquisitions and dispositions during the year

(2)
Represents three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment: Reisterstown Road Plaza, Towson Circle and Boulevard at the Capital Centre

(3)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

(4)	The Company has not forecasted speculative lease termination fee income for 2017

DIVIDEND
On February 13, 2017, the Company declared the first quarter 2017 Series A preferred stock cash dividend of $0.4375 per preferred share, for the period beginning January 1, 2017, which will be paid on March 31, 2017 to preferred shareholders of record on March 20, 2017.
On February 13, 2017, the Company also declared the first quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2017 to Class A common shareholders of record on March 27, 2017.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 15, 2017 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (ET) on February 15, 2017 until midnight (ET) on March 1, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13650424.
The Company has also posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of December 31, 2016, the Company owned 156 retail operating properties representing 25.8 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intends”, “plans”, “estimates”, “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the year ended December 31, 2016 represents NOI from the Company’s same store portfolio consisting of 140 retail operating properties acquired or placed in service and stabilized prior to January 1, 2015. NOI from Other Investment Properties for the year ended December 31, 2016 represents NOI primarily from properties acquired during 2015 and 2016, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2015 and 2016, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. For the three months ended December 31, 2016, the Company’s same store portfolio consists of 147 retail operating properties inclusive of the same store portfolio for the year ended December 31, 2016 and seven additional retail operating properties that were acquired during the nine months ended September 30, 2015. The financial results reported in Other Investment Properties for the three months ended December 31, 2016 are inclusive of the topics described above for the year ended December 31, 2016 excluding the seven investment properties that were acquired during the nine months ended September 30, 2015. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the

Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
For Investors:
Michael Fitzmaurice
VP – Capital Markets & Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

For Media Inquiries:
Kimberly Freely
AVP – Director of Public Relations & Communications
Retail Properties of America, Inc.
(630) 634-4319

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2016	December 31, 2015
Assets
Investment properties:
Land	$1,191,403	$1,254,131
Building and other improvements	4,284,664	4,428,554
Developments in progress	23,439	5,157
	5,499,506	5,687,842
Less accumulated depreciation	(1,443,333)	(1,433,195)
Net investment properties	4,056,173	4,254,647

Cash and cash equivalents	53,119	51,424
Accounts and notes receivable (net of allowances of $6,886 and $7,910, respectively)	78,941	82,804
Acquired lease intangible assets, net	142,015	138,766
Assets associated with investment properties held for sale	30,827	—
Other assets, net	91,898	93,610
Total assets	$4,452,973	$4,621,251

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,437 and $1,865, respectively, unamortized discount of $(622) and $(1), respectively, and unamortized capitalized loan fees of $(5,026) and $(7,233), respectively)	$769,184	$1,123,136
Unsecured notes payable, net (includes unamortized discount of $(971) and $(1,090), respectively, and unamortized capitalized loan fees of $(3,886) and $(3,334), respectively)	695,143	495,576
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,402) and $(2,474), respectively)	447,598	447,526
Unsecured revolving line of credit	86,000	100,000
Accounts payable and accrued expenses	83,085	69,800
Distributions payable	39,222	39,297
Acquired lease intangible liabilities, net	105,290	114,834
Liabilities associated with investment properties held for sale	864	—
Other liabilities	74,501	75,745
Total liabilities	2,300,887	2,465,914

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2016 and 2015; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,770 and 237,267 shares issued and outstanding as of December 31, 2016 and 2015, respectively	237	237
Additional paid-in capital	4,927,155	4,931,395
Accumulated distributions in excess of earnings	(2,776,033)	(2,776,215)
Accumulated other comprehensive income (loss)	722	(85)
Total equity	2,152,086	2,155,337
Total liabilities and equity	$4,452,973	$4,621,251

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Rental income	$111,577	$116,819	$455,658	$472,344
Tenant recovery income	29,429	29,919	118,569	119,536
Other property income	1,746	2,182	8,916	12,080
Total revenues	142,752	148,920	583,143	603,960

Expenses
Operating expenses	22,457	23,191	85,895	94,780
Real estate taxes	20,808	20,853	81,774	82,810
Depreciation and amortization	60,828	51,361	224,430	214,706
Provision for impairment of investment properties	9,328	15,824	20,376	19,937
General and administrative expenses	11,233	14,708	44,522	50,657
Total expenses	124,654	125,937	456,997	462,890

Operating income	18,098	22,983	126,146	141,070

Gain on extinguishment of debt	—	—	13,653	—
Gain on extinguishment of other liabilities	—	—	6,978	—
Interest expense	(31,387)	(28,328)	(109,730)	(138,938)
Other (expense) income, net	(386)	302	63	1,700
(Loss) income from continuing operations	(13,675)	(5,043)	37,110	3,832
Gain on sales of investment properties	31,970	8,578	129,707	121,792
Net income	18,295	3,535	166,817	125,624
Net income attributable to noncontrolling interest	—	(528)	—	(528)
Net income attributable to the Company	18,295	3,007	166,817	125,096
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.07	$—	$0.66	$0.49

Weighted average number of common shares outstanding – basic	236,528	236,477	236,651	236,380

Weighted average number of common shares outstanding – diluted	236,852	236,479	236,951	236,382

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646
Depreciation and amortization of depreciable real estate	60,441	51,082	223,018	213,602
Provision for impairment of investment properties	8,485	15,824	17,369	19,937
Gain on sales of depreciable investment properties, net of noncontrolling interest	(31,970)	(8,050)	(129,707)	(121,264)
FFO attributable to common shareholders	$52,888	$59,500	$268,047	$227,921

FFO attributable to common shareholders per common share outstanding	$0.22	$0.25	$1.13	$0.96

FFO attributable to common shareholders	$52,888	$59,500	$268,047	$227,921
Impact on earnings from the early extinguishment of debt, net	5,814	1,229	(7,028)	18,864
Provision for hedge ineffectiveness	14	—	(21)	(25)
Provision for impairment of non-depreciable investment property	843	—	3,007	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Executive and realignment separation charges (a)	—	1,193	—	4,730
Other (b)	321	685	132	(224)
Operating FFO attributable to common shareholders	$59,880	$62,607	$257,159	$251,266

Operating FFO attributable to common shareholders per common share outstanding	$0.25	$0.26	$1.09	$1.06

(a)	Included in "General and administrative expenses" in the consolidated statements of operations.

(b)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other (expense) income, net" in the consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$1.15	$1.20
Depreciation and amortization of depreciable real estate	0.88	0.88
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(1.35)	(1.35)
FFO attributable to common shareholders	$0.68	$0.73

Impact on earnings from the early extinguishment of debt, net	0.30	0.30
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.05

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income attributable to common shareholders	$15,932	$644	$157,367	$115,646
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,363	2,363	9,450	9,450
Net income attributable to noncontrolling interest	—	528	—	528
Gain on sales of investment properties	(31,970)	(8,578)	(129,707)	(121,792)
Depreciation and amortization	60,828	51,361	224,430	214,706
Provision for impairment of investment properties	9,328	15,824	20,376	19,937
General and administrative expenses	11,233	14,708	44,522	50,657
Gain on extinguishment of debt	—	—	(13,653)	—
Gain on extinguishment of other liabilities	—	—	(6,978)	—
Interest expense	31,387	28,328	109,730	138,938
Straight-line rental income, net	(1,547)	(1,201)	(4,601)	(3,498)
Amortization of acquired above and below market lease intangibles, net	(579)	(2,275)	(2,991)	(3,621)
Amortization of lease inducements	216	211	1,033	847
Lease termination fees	(269)	(45)	(3,339)	(3,757)
Straight-line ground rent expense	881	925	3,253	3,722
Amortization of acquired ground lease intangibles	(140)	(140)	(560)	(560)
Other expense (income), net	386	(302)	(63)	(1,700)
NOI	98,049	102,351	408,269	419,503
NOI from Other Investment Properties	(11,822)	(17,711)	(81,483)	(103,832)
Same Store NOI	$86,227	$84,640	$326,786	$315,671

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios and per share amounts)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2016	2015

Net income attributable to common shareholders	$15,932	$644
Preferred stock dividends	2,363	2,363
Interest expense	31,387	28,328
Depreciation and amortization	60,828	51,361
Gain on sales of investment properties, net of noncontrolling interest	(31,970)	(8,050)
Provision for impairment of investment properties	9,328	15,824
Realignment separation charges (a)	—	1,193
Adjusted EBITDA	$87,868	$91,663
Annualized	$351,472	$366,652

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	December 31, 2016	December 31, 2015

Mortgages payable, net	$769,184	$1,123,136
Unsecured notes payable, net	695,143	495,576
Unsecured term loans, net	447,598	447,526
Unsecured revolving line of credit	86,000	100,000
Total	1,997,925	2,166,238
Mortgage premium, net of accumulated amortization	(1,437)	(1,865)
Mortgage discount, net of accumulated amortization	622	1
Unsecured notes payable discount, net of accumulated amortization	971	1,090
Capitalized loan fees, net of accumulated amortization	11,314	13,041
Total notional debt	2,009,395	2,178,505
Less: consolidated cash and cash equivalents	(53,119)	(51,424)
Total net debt	1,956,276	2,127,081
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,091,276	$2,262,081
Net Debt to Adjusted EBITDA (b)	5.6x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.0x	6.2x

(a)	Included in "General and administrative expenses" in the consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.